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                        THE McGRAW-HILL COMPANIES, INC.

         SCHEDULE II - RESERVES FOR DOUBTFUL ACCOUNTS AND SALES RETURNS

                             (Thousands of dollars)

                           Balance at   Additions                        Balance
                           beginning     charged                         at end
                            of year     to income   Deductions   Other   of year
                           ----------  ----------   ----------   -----   --------
                                                        (A)       (B)

Year ended 12/31/99
 Allowance for doubtful
  accounts                 $113,639    $ 68,657     $ 57,152     $       $125,144
 Allowance for returns       98,784       8,598                           107,382
                           --------    --------     --------     -----   --------
                           $212,423    $ 77,255     $ 57,152     $       $232,526
                           ========    ========     ========     =====   ========


Year ended 12/31/98
 Allowance for doubtful
  accounts                 $ 98,321    $104,597     $ 89,279    $        $113,639
 Allowance for returns       84,308      14,476                            98,784
                           --------    --------     --------    -----    --------
                           $182,629    $119,073     $ 89,279    $        $212,423
                           ========    ========     ========    =====    ========

Year ended 12/31/97
 Allowance for doubtful
  accounts                 $ 85,965    $ 80,600     $ 68,244    $        $ 98,321
 Allowance for returns       76,295       8,013                            84,308
                           --------    --------     --------    -----    --------
                           $162,260    $ 88,613     $ 68,244    $        $182,629
                           ========    ========     ========    =====    ========

(A) Accounts written off, less recoveries.



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